EXHIBIT 10.14
US BIOENERGY CORPORATION
2006 STOCK INCENTIVE PLAN
Adopted by the Board of Directors on November 17, 2006
Approved by the Shareholders on

US BIOENERGY CORPORATION
2006 STOCK INCENTIVE PLAN
SECTION 1. General Purpose of Plan; Definitions.
     1.1 General Purpose. The name of the plan is the US BioEnergy Corporation 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable US BioEnergy Corporation (the “Company”) and its Subsidiaries to retain and attract executives, other employees, members of the Board of Directors, and Consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
     1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Agreement” or “Award Agreement” means an agreement by and between the Company and a Recipient under the Plan setting forth the terms and conditions of an Award.
     (b) “Award” means the grant of an Option, Restricted Stock, a Restricted Stock Unit, unrestricted Stock, Performance Stock, Deferred Stock, Director Stock, a Stock Appreciation Right, Other Award or any combination thereof, pursuant to the terms of the Plan.
     (c) “Board” means the Board of Directors of the Company, as it may be comprised from time to time.
     (d) “Cause” means, except as may otherwise be provided in the terms of the Award or in a written employment agreement between the Company and the Recipient:
     (i) a material breach of any written employment, consulting or other agreement between the Company and the Recipient;
     (ii) a material breach of any code of conduct established by the Company;
     (iii) commission of a felony by a Recipient; or
     (iv) the failure of a Recipient to contest prosecution for a felony, or a Recipient’s willful misconduct, dishonesty, breach of fiduciary duty, or gross negligence involving the business or reputation of the Company.
     (e) “Change in Control” means, except as may otherwise be provided in the terms of the Award Agreement or in a written agreement between the Company and the Recipient, any of the following:

     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Voting Securities, provided, however, that the following shall not constitute a Change in Control pursuant to this Section 1.2(e)(i):
(A)	any acquisition of Voting Securities or Stock of the Company directly from the Company other than in connection with a transaction described in Section 1.2(e)(iii) of the Plan;

(B)	any acquisition or beneficial ownership by the Company or a Subsidiary;

(C)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(D)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of the combined voting power of the Company’s then outstanding Voting Securities and the Stock of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Stock of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Stock, as the case may be, immediately prior to such acquisition;
     (ii) A majority of the members of the Board of the Company shall not be Continuing Directors;
     (iii) The consummation of a merger, consolidation or reorganization of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such merger, consolidation, reorganization or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Stock of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

     (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the consummation of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Stock of the Company immediately prior to such sale or other disposition in substantially the same proportions as their beneficial ownership immediately prior to such sale or other disposition, of the Voting Securities and Stock of the Company, as the case may be.
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     (g) “Committee” means the Committee referred to in Section 2.1 of the Plan.
     (h) “Company” means US BioEnergy Corporation, a corporation organized under the laws of the State of South Dakota (or any successor corporation).
     (i) “Consultant” means any natural person providing bona fide services to the Company or a Parent Corporation or a Subsidiary of the Company (other than persons either providing services in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promoting or maintaining a market for the Company’s Stock), who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A “Consultant” includes a Non-Employee Director.
     (j) “Continuing Directors” means:
     (i) individuals who, on the date hereof, are directors of the Company;
     (ii) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board; or
     (iii) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;
provided, however, that a Continuing Director shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company.

     (k) “Deferred Stock” means an Award made pursuant to Section 8 of the Plan of the right to receive Stock at the end of a specified deferral period or upon the achievement of specified performance criteria.
     (l) “Director Stock” means an Award made pursuant to Section 9.2 of the Plan.
     (m) “Disability” means, except as may otherwise be provided in the terms of an Award Agreement or in a written agreement between the Company and the Recipient, the Recipient:
     (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;
     (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company;
     (iii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, has a disability within the meaning of Section 22(e)(3) of the Code;
     (iv) solely to the extent necessary to satisfy Section 409A of the Code, has a “disability” or is “disabled” within the meaning of Section 409A of the Code.
     (n) “Effective Date” shall have the meaning set forth in Section 16 of the Plan.
     (o) “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows (but in no event shall “Fair Market Value” be less than fair market value within the meaning of Section 409A of the Code):
     (i) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market (including the Nasdaq Small Cap Market), the last reported sales price on such national securities exchange or the Nasdaq Stock Market on the day prior to the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Stock was so traded; or
     (ii) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, the NASDAQ Global Market, or any successor market, but is traded on the over-the-counter market, including the Nasdaq OTC Bulletin Board, the closing bid price for such Stock on the day prior to the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or
     (iii) if neither (i) nor (ii) is applicable, by any means fair and reasonable determined, in good faith, by the Committee, which determination shall be final and binding on all parties.
     (p) “Incentive Stock Option” means any Award intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code and that satisfies the requirements set forth therein.
     (q) “Non-Employee Director” means a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act.
     (r) “Non-Qualified Option” means any Option that is not an Incentive Stock Option.
     (s) “Option” means any Award to purchase Stock granted pursuant to Section 5 of the Plan.
     (t) “Other Award” means any Award granted pursuant to Section 9.3 of the Plan.
     (u) “Outside Director” means a member of the Board who satisfies the requirements of an outside director for purposes of Section 162(m) of the Code.
     (v) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (w) “Recipient” means any eligible person to whom an Award has been granted under the Plan.
     (x) “Restricted Stock” means an Award of shares of Stock pursuant to Section 7 of the Plan that are subject to restrictions as described therein.
     (y) “Restricted Stock Unit” means an Award of the right to receive a share of Stock granted pursuant to Section 7 of the Plan that are subject to restrictions as described therein.
     (z) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.
     (aa) “Stock” means the common stock, $0.01 par value per share, of the Company.
     (bb) “Stock Appreciation Right” means the right, pursuant to an Award granted under Section 6 of the Plan, to surrender to the Company all or a portion of a right in exchange for an amount or a number of shares of Stock equal to the difference between (i) the aggregate Fair Market Value, as of the date the right or such portion thereof is exercised and surrendered, of the shares of Stock covered by such right or such portion thereof, and (ii) the aggregate exercise price of such right or such portion thereof on the date such Award was made.
     (cc) “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     (dd) “Voting Securities” means the Company’s then outstanding securities entitled to vote generally in the election of directors.
SECTION 2. Administration.
     2.1 Authority. The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two members of the Board, each of whom shall serve at the pleasure of the Board. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan. The Board may exercise any or all of the functions of the Committee specified in the Plan, except that:
     (a) at such time as any Award is subject to the limitations under Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of Outside Directors;
     (b) at such time as the Company and its affiliates are subject to the limitations under Section 16(b) of the Securities Exchange Act, the Committee shall consist solely of Non-Employee Directors; and
     (c) to the extent applicable, the Plan shall be administered by a Committee that is comprised solely of members who satisfy the applicable requirements of any stock exchange on which the Stock may then be listed.
Subject to the foregoing, references in the Plan to the Committee shall also include the Board, to the extent the context permits.
     2.2 Powers. The Committee shall have the power and authority to grant Awards pursuant to the terms of the Plan. In particular, the Committee shall have the authority:
     (a) Recipients. To select Recipients to whom Awards may from time to time be granted hereunder;
     (b) Amount. To determine the number of shares of Stock, units, or other measures to be covered by each such Award granted hereunder;

     (c) Terms and Conditions. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction on any Award and/or the Stock relating thereto);
     (d) Amendment; Acceleration. To amend the terms of any Award theretofore granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, including to accelerate the date on which any Award becomes exercisable or vested and to accelerate the lapse of restrictions on any Award; provided that no such amendment or action shall impair the rights of any Recipient without his or her consent except to the extent authorized under the Plan;
     (e) Substitution. To substitute new Awards for previously granted Awards, provided, however that substituting new Awards for previously granted Options having higher exercise prices shall not be permitted without shareholder approval;
     (f) Determination. To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
     (g) Rules. To adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto) and to otherwise supervise the administration of the Plan.
     (h) Binding Authority; Limitation on Liability. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Recipients. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     2.3 Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate the authority to exercise the powers specified in Section 2.2 to any officer of the Company, provided, however, that such authority shall not be exercised by any officer with respect to persons who are either the chief executive officer, chief financial officer, or any other executive officer of the Company or with respect to any director of the Company.
     2.4 Decisions Binding. All decisions made by the Committee (or its delegate to the extent provided in Section 2.3) pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all Recipients.
SECTION 3. Stock Subject to Plan.
     3.1 Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall be 6,560,943,

minus the number of shares subject to options or other awards granted under the 2005 Stock Incentive Plan as of such effective date (such total number of shares subject to adjustment as provided in Section 3.3), all of which may be issued as Incentive Stock Options. Such shares shall consist of, in whole or in part, authorized and unissued shares of Stock or treasury shares of the Company.
     3.2 Share Counting. If any shares of Stock become available as a result of canceled, unexercised, lapsed or terminated Awards under the Plan, such shares shall again be available for distribution in connection with future Awards under the Plan. Upon a stock-for-stock exercise of an Award, the withholding of Stock for the payment of the exercise price of an Award, or upon the withholding of Stock for the payment of taxes on an Award, only the net number of shares of Stock issued to the Recipient shall be used to calculate the number of shares remaining available for distribution under the Plan. The grant of any Stock Appreciation Rights that may be settled only in cash shall not reduce the number of shares of Stock with respect to which Awards may be granted pursuant to the Plan and, upon exercise of a Stock Appreciation Right, only the number of shares of Stock actually issued under the Stock Appreciation Right (and not the number of shares of Stock with respect to which the Stock Appreciation Right is granted) shall reduce the number of shares of Stock with respect to which Awards may be granted pursuant to the Plan.
     3.3 Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders) or other event affecting the Company or any class of Stock which would be reasonably likely to result in the diminution or enlargement of any of the benefits intended to be made available under the Plan or an Award, the Committee shall, without the consent of any Recipient, make such adjustments as it determines in its discretion to be equitable and appropriate as to the number and kind of shares of Stock subject to and reserved under the Plan, including any limits on shares established under the Plan and the exercise or purchase price of each share subject to an Award, and the number and kind of securities issuable upon exercise, payment or settlement of an Award; provided that the number of shares of Stock subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any transaction described in the foregoing sentence, the Committee may provide, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the shares of Stock or units covered by such Awards reduced, by the exercise or purchase price thereof, to the extent applicable.
     3.4 Effect of Award. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.
     3.5 Application of Code Section 409A. If and to the extent that any provision of an Award is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of such Section. If and solely to the extent that such provision as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Recipient, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of amounts owed to the Recipient being retroactively included in the taxable income of the Recipient for any prior taxable year.
SECTION 4. Eligibility.
     Officers, other employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Awards under the Plan. Recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion or as otherwise provided in Section 2.3, from among those eligible.
SECTION 5. Option Awards.
     5.1 Option Types. Each Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of the Plan and to such other terms and conditions as the Committee may deem appropriate. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Options. No Incentive Stock Option may be issued more than 10 years after the earlier of the date the Plan is adopted by the Board or is approved by the shareholders of the Company.
     5.2 Non-Qualified Options. To the extent that any Option or portion of an Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Option.
     5.3 Incentive Stock Options; Interpretation. Notwithstanding anything in the Plan to the contrary, but subject to the following sentence, no term of the Plan relating to an Incentive Stock Option shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence, however, shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, to the extent that the Committee determines that such modification or amendment is necessary or appropriate. Incentive Stock Options may be granted solely to employees of the Company or any of the Company’s parent or subsidiary corporations (in each case, within the meaning Section 424 of the Code), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming, or that has issued or assumed, a stock option in a transaction in which Section 424(a) of the Code applies.
     5.4 Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Limitation under Section 162(m) of the Code. At such time as any Option under the Plan granted by the Committee is subject to the limitations under Section 162(m) of the Code, no Recipient shall receive grants of Options and Stock Appreciation Rights under the Plan that exceed an aggregate of 1,000,000 shares of Stock during any fiscal year of the Company.
     (b) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under the Plan or any other plan of the Company or any Subsidiary or Parent Corporation is exercisable for the first time by a person during any calendar year shall not exceed $100,000. To the extent any Option is exercisable in excess of the foregoing limit in any calendar year, such Option shall be a Non-Qualified Stock Option.
     (c) Option Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the Option exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date of grant of such Option. In the event the Committee does not fix the exercise price of the Option, the exercise price shall be 100% of Fair Market Value on the date of grant or as provided in the preceding sentence.
     (d) Option Term. The Committee shall fix the term of each Option, except that no Incentive Stock Option shall be exercisable more than ten years after the date of grant of such Option (except as provided in the next sentence). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Option shall be no more than five years from the date of grant of such Option. In the event that the Committee does not fix the term of an Option, the term shall be ten years from the date the Option is granted or as otherwise provided in the preceding sentence, subject to earlier termination as otherwise provided herein.
     (e) Exercisability. An Option shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5.4(b) above. In the event the Committee does not determine the time at which an Option shall become exercisable, such Option shall be exercisable in equal installments of 20% of the shares of Stock subject to the Option on and after the first anniversary of the date of grant of the Option and an additional 20% of the shares of Stock subject to the Option on and after the second, third, fourth and fifth anniversaries of the date of grant of the Option, subject to earlier termination as otherwise provided herein. Notwithstanding anything in the Plan to the contrary, no Option shall be exercisable after the expiration of its term.

     (f) Method of Exercise. An Option may be exercised in whole or in part at any time during the Option term by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including, to the extent permitted by applicable law, delivery of irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made by tendering, by either actual delivery of Stock or attestation, Stock already owned by the Recipient for a period of time greater than six months and that is valued at Fair Market Value as of such time; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Option is granted. No Stock shall be issued until full payment therefor has been made. A Recipient shall generally have the rights to dividends and other rights of a shareholder with respect to Stock subject to the Option when the Recipient has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 13.1.
     (g) Transferability of Options.
     (i) No Incentive Stock Option shall be transferable by the Recipient otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the Recipient’s lifetime, only by the Recipient.
     (ii) The Committee may, in its discretion, authorize all or a portion of any Non-Qualified Option to be granted to a Recipient to be on terms which permit transfer by such Recipient to: (A) the spouse, children or grandchildren of the Recipient (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that: (1) there may be no consideration for any such transfer, (2) the Option pursuant to which such Stock is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.4(g)(ii), and (3) subsequent transfers of a transferred Option shall be prohibited. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Recipient” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment and the provisions of Sections 5.4(h) and (i) hereof shall continue to be applied with respect to the original Recipient, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.

     (iii) Non-Qualified Options may be transferred to the spouse or former spouse of the Recipient to the extent provided in a domestic relations order issued in accordance with applicable state law.
     (h) Termination by Death or Disability. Unless the Option Agreement provides otherwise or the Committee determines, if a Recipient’s employment by, or service with, the Company or any Subsidiary or Parent Corporation terminates by reason of death or Disability, the Option may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the Recipient or the legal representative of the estate or by the legatee of the Recipient under the will of the Recipient, but may not be exercised after one year from the date of such Disability or death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Option. All Options that are not vested at the time of termination shall terminate at such time.
     (i) Other Termination. Unless the Option Agreement provides otherwise or the Committee otherwise determines:
     (i) if a Recipient’s employment by, or service with, the Company or any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or as provided in clause (ii) below, the Option shall immediately terminate;
     (ii) if the Company or any Subsidiary or Parent Corporation terminates the Recipient’s employment or service without Cause, the Option may thereafter be exercised to the extent it was exercisable at the time of such termination for three months from the date of such termination or the expiration of the stated period of the Option, whichever period is shorter; and
     (iii) in either of (i) or (ii) above, all Options that are not vested at the time of termination shall terminate at such time.
SECTION 6. Stock Appreciation Rights.
     6.1 Grant. An Award of Stock Appreciation Rights may be granted to a Recipient either alone or in conjunction with all or part of any Option granted under the Plan. In the case of a Non-Qualified Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Award in conjunction with an Incentive Stock Option, such Award may be granted only at the time of the grant of the Option.
     6.2 Stock Appreciation Right Exercise Price. The exercise price per share under a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of such right. In the event the Committee does not fix the exercise price of the Stock Appreciation Right, the exercise price shall be 100% of Fair Market Value on the date of grant; provided, however, that the exercise price per share of a Stock Appreciation Right granted in connection with an Option shall be equal to the exercise price per share of Stock under such Option so long as it is granted on the same date as such Option.
     6.3 Exercise. The Recipient may exercise a Stock Appreciation Right by surrendering the applicable portion of the Award. Upon such exercise and surrender, the Recipient shall be entitled to receive an amount determined in the manner described in Section 6.4(b). If the Award of a Stock Appreciation Right is in connection with an Option, that portion of the Option representing the Stock Appreciation Rights shall be surrendered upon exercise of the right. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     6.4 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
     (a) Award Related to Stock Options. Stock Appreciation Rights granted in connection with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. A Stock Appreciation Right or applicable portion thereof granted in connection with an Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right.
     (b) Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, the Recipient shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise of the Award over the exercise price per share of the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
     (c) Transferability. Except as provided in the next sentence, Stock Appreciation Rights shall not be transferable except pursuant to the laws of descent upon death. Stock Appreciation Rights granted in connection with an Option shall be transferable only when and to the extent that the underlying Option would be transferable under Section 5.4(g) of the Plan.
     (d) Incentive Stock Option Limitation. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.
     (e) Limitation under Section 162(m) of the Code. At such time as any Stock Appreciation Right under the Plan granted by the Committee is subject to the limitations under Section 162(m) of the Code, no Recipient shall receive grants of Stock Appreciation Rights and Options under the Plan that exceed an aggregate of 1,000,000 shares of Stock during any fiscal year of the Company.
SECTION 7. Restricted Stock and Restricted Stock Unit Awards.
     7.1 Grant. An Award of Restricted Stock or Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine to whom Restricted Stock or Restricted Stock Units will be granted, the number of shares of such Stock or units to be awarded, the times or other conditions within which an Award may be subject to forfeiture, and all other conditions of the Award in addition to those contained in Section 7.4. The Committee may also grant Restricted Stock or Restricted Stock Units in which the restrictions lapse upon the attainment of specified performance goals over a specified performance period. The provisions of Restricted Stock or Restricted Stock Unit Awards need not be the same with respect to each Recipient.
     7.2 Award Agreement. The Recipient of an Award of shares of Restricted Stock or Restricted Stock Units shall not have any rights with respect to such Award, unless and until such Recipient has executed an Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.
     7.3 Restricted Stock Award Certificate. Each Recipient of a Restricted Stock Award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, substantially in the following form:
     “The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the US BioEnergy Corporation 2006 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company.”
The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
     7.4 Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
     (a) Restriction Period. Subject to the provisions of the Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award Agreement (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

     (b) Rights as Shareholder. Except as provided in Section 7.4(a) and (c) or as otherwise provided in an Award Agreement, the Recipient shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3.1). Certificates for shares of unrestricted Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.
     (c) Performance Restrictions. Notwithstanding Section 7.4(b) above, any Award of Restricted Stock based on the achievement of performance goals shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the performance goals have been satisfied and the shares are issued to the Recipient without restriction.
     (d) Forfeiture; Waiver. Except to the extent provided in an Award Agreement, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Recipient. The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s shares of Restricted Stock.
     (e) Transferability. Subject to the provisions of the Plan and an Award Agreement, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.
     7.5 Terms and Conditions of Restricted Stock Unit Awards. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
          (a) Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in an Award Agreement. The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 7.5(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Recipient.
          (b) Shares Upon Vesting. Upon the vesting of Restricted Stock Units, the Recipient shall be entitled to receive, within 30 days following the date on which such Restricted Stock Units vest, one share of Stock for each Restricted Stock Unit that so vests.
          (c) Termination of Employment. The rights of Recipients granted a Restricted Stock Unit upon termination of employment with or service as a director of the Company or any

Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.
SECTION 8. Deferred Stock Awards.
     8.1 Grant. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the Award consistent with the terms of the Plan, in addition to those contained in Section 8.2. The Committee may also condition the receipt of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock Awards need not be the same with respect to each Recipient. Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Agreement executed by the Company and the Recipient.
     8.2 Terms and Conditions. The shares of Deferred Stock awarded pursuant to the Plan shall be subject to the following terms and conditions:
     (a) Transferability. Subject to the provisions of the Plan and the Award Agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the Recipient, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.
     (b) Rights as Shareholder. An Award of Deferred Stock shall not be considered outstanding for any purpose, and no dividends, voting or other rights of a shareholder shall attach to such shares until such time as the Deferral Period has ended and the shares are issued to the Recipient.
     (c) Forfeiture; Waiver. Except as provided in the Award Agreement, upon termination of employment for any reason during the Deferral Period for a given award, the Recipient shall forfeit the Deferred Stock in question. To the extent permitted by Section 409A, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Recipient’s Deferred Stock.
SECTION 9. Performance Stock, Director Stock and Other Awards
     9.1 Grant of Performance Stock. An Award of Performance Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine to whom Performance Stock will be granted, the number of shares of Stock to be awarded, the times of grant or other conditions, including attainment of specified performance goals over a specified performance period upon which an Award will no longer be subject to forfeiture, and all other conditions of the Award consistent with the terms of the Plan. The Committee may also grant unrestricted Stock in connection with the performance of services for or on behalf of the Company, which may include the grant of unrestricted Stock to members of the Board of

Directors. The provisions of Performance Stock Awards need not be the same with respect to each Recipient.
     9.2 Director Stock. Commencing as of the Effective Date, and unless otherwise determined by the Committee, any director of the Company who is entitled to an annual retainer fee from the Company will be permitted to make a written election, prior to the commencement of the year for which the fee is payable, to reduce the cash portion of such annual retainer fee by a specified percentage, up to 100%, and have such amount paid instead in the form of an Award of unrestricted Stock under the Plan, provided that cash will be paid in lieu of fractional shares. The Committee shall, from time to time, establish such rules and procedures to implement the foregoing, including rules and procedures relating to the form used to make the election and the time by which the election form must be properly submitted. No director will be permitted to make, change or revoke any election for the applicable year following the deadline for submitting the election form.
     9.3 Grant of Other Awards. Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, shares of Stock, dividends with respect thereto or other units or measures may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
SECTION 10. Change in Control.
     10.1 Automatic Acceleration. Upon the occurrence of a Change in Control, except as otherwise provided in an Agreement, all outstanding Awards granted to a Recipient that have not theretofore vested shall immediately vest and all restrictions on such Awards shall immediately lapse, and each Option and Stock Appreciation Right granted to a Recipient and outstanding at such time shall become fully and immediately exercisable. Except as otherwise provided in an Agreement, each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised immediately prior to the Change in Control shall be cancelled as of the Change in Control, subject to any payment obligations of the Company provided in Section 11.
     10.2 Limitation on Change in Control Payments. Notwithstanding anything in Section 10.1 or Section 11 to the contrary, if, with respect to a Recipient, the acceleration of the exercisability or vesting of an Award or the payment of cash in exchange for all or part of an Award as provided in Section 10.1 or Section 11 (which acceleration or payment could be deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Recipient has the right to receive would constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), then, unless otherwise provided in the applicable Award Agreement, such acceleration of exercisability or vesting and payments pursuant to the Plan shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

SECTION 11. Additional Change in Control Provisions.
     11.1 Effect on Award. In addition to the provisions of Section 10, upon the occurrence of a Change in Control, the Committee may, but shall not be obligated to:
     (a) Substitution of Award. Make appropriate provision for the protection of outstanding Awards granted under the Plan by the substitution of other awards in lieu of such Awards, which other awards are designed to preserve the value of the Awards granted under the Plan; or
     (b) Cancellation of Options. With respect to any Option, declare, at least twenty days prior to the Change in Control, and provide written notice to each Recipient of the declaration, that each outstanding Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Change in Control (unless it shall have been exercised prior to the occurrence of the Change in Control); or
     (c) Cash Payment. Cause payment to be made, within twenty days after the Change in Control, in exchange for each cancelled Award to each Recipient of an Award that is cancelled, of cash equal to the Fair Market Value for each share of Stock covered by the cancelled Award, except that with respect to any cancelled Option, cash equal to the amount, (if any), by which the per Share transaction consideration (taking into account such considerations as the Committee deems appropriate in determining this value) exceeds the exercise price per share of Stock covered by such Option.
     11.2 Notwithstanding the foregoing, no Recipient of an Award shall be entitled to the payment provided in this Section 11 if such Award shall have expired or otherwise been cancelled pursuant to the terms of the Plan or applicable Agreement.
SECTION 12. Substitute Awards.
     12.1 Purpose. Awards may be granted under the Plan from time to time in substitution for Awards held by employees of other corporations who are about to become employees of the Company, or any Parent Corporation or Subsidiary thereof, or whose employer is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or its Subsidiary with another corporation, the acquisition by the Company or its Subsidiary of all or substantially all the assets of another corporation, the acquisition by the Company or its Subsidiary of at least 50% of the issued and outstanding stock of another corporation or such other similar corporate transaction as determined by the Committee, in its sole discretion.
     12.2 Terms and Conditions. To the extent permitted by applicable law, the terms and conditions of the substitute Award so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock awards in substitution for which they are granted, but with respect to incentive stock options (as defined in Section 422 of the Code), unless otherwise determined by the Committee, no such variation shall be permitted that affects the status of any such substitute Option as an Incentive Stock Option.
SECTION 13. General Provisions.

     13.1 Compliance With Laws. No Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each Recipient receiving Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof.
     13.2 Stop Transfer Order. All certificates for Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The issuance of Stock may be affected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.
     13.3 No Rights to Employment; No Rights as a Shareholder. The adoption of the Plan shall not confer upon any employee or Consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment or contract with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment of any of its employees or Consultants at any time.
     13.4 Restrictions on Stock Transfers. As a further condition to the grant of any Award or the issuance of Stock to the Recipient, the Recipient agrees to the following:
     (a) Underwriter Lockup Agreement. In the event the Company advises the Recipient that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended (or the Committee determines that this Section 13.4 should otherwise be applicable in connection with such offering), and the Company or the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Stock, the Recipient will not, for a period not to exceed 180 days from the prospectus, unless otherwise determined by the Committee, sell or contract to sell or grant an option to buy or otherwise dispose of any Award granted to Recipient pursuant to the Plan or any of the underlying Stock without the prior written consent of the Company and the underwriter(s) or its representative(s).
     (b) Blue Sky Requirements. In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right:
     (i) to accelerate the vesting and payment of any Award and the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives the Recipient prior written notice of such acceleration, and

     (ii) to cancel any Option or portion of any Option thereof which the Recipient does not exercise prior to or contemporaneously with such public offering.
     (c) Legend. The Company may insert a legend on any Stock certificate issued pursuant to an Award under the Plan to assure compliance with this Section 13.4.
     13.5 Effect of Transfer/Leave of Absence. For purposes of any Incentive Stock Option, the following events shall not be deemed a termination of employment:
     (a) Transfer. A transfer of an employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;
     (b) Leave Less Than 90 Days. A leave of absence, approved in writing by the Company, for sickness or for any other purpose, if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
     (c) Leave More Than 90 Days. A leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.
     (d) Military Leave. A military leave in which the employee’s right to reemployment is guaranteed under the provisions of the Uniform Services Employment and Reemployment Rights Act (USERRA), and regulations promulgated thereunder.
     13.6 Tax Withholding. Each Recipient shall, no later than the date as of which any part of the value of an Award first becomes includable as compensation in the income of the Recipient for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient. If the terms of an Award so permit, a Recipient may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by:
     (a) Retention Stock. Authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Recipient, or
     (b) Delivery of Held Stock. Delivering to the Company from Stock already owned by the Recipient, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section 13.6, and in the event shares of Stock are withheld, the amount withheld shall not exceed the minimum required federal, state and FICA withholding amount.

Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings, accounting rules, regulations and requirements and any other rules or regulations established by the Committee.
SECTION 14. Amendments and Termination.
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made: which would impair the rights of a Recipient under an Award theretofore granted and vested, without the Recipient’s consent. In addition, unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; however, subject to Sections 3, 10 and 11 of the Plan, no such amendment shall impair the rights of any Recipient without his or her consent. Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) and Section 11 shall not be subject to the foregoing limitations of this Section 14. Notwithstanding the foregoing provisions of this Section 14, (a) neither the Plan nor any outstanding Option or Stock Appreciation Right shall be amended to decrease the exercise price of such Award unless first approved by the requisite vote of shareholders, and (b) neither the Plan nor any outstanding Agreement shall be amended in any way that could cause an outstanding Award that is not subject to the tax described in Section 409A of the Code to be subject to such tax.
SECTION 15. Governing Law.
     To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken under the Plan shall be governed by the laws of the State of South Dakota, without regard to the conflicts of law provisions thereof, and construed accordingly.
SECTION 16. Effective Date and Term of Plan.
The Plan was adopted by the Board on November 17, 2006 (the “Effective Date”), subject to approval by the shareholders of the Company within 12 months before or after the adoption of the Plan by the Board. Any Incentive Stock Option granted after adoption of the Plan by the Board will be treated as a Non-Qualified Option if shareholder approval is not obtained within such 12-month period. The Plan shall be in effect until November 17, 2016, unless earlier terminated by the Board in accordance with Section 14 hereof. No future Awards may be granted after termination of the Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
SECTION 17. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Recipient by the Company, nothing contained herein shall give any such Recipient any rights that are greater than those of a general creditor of the Company.